SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2006

OXFORD MEDIA, INC.
(FORMERLY BECOMING ART INC.)

(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

Summary: On May 26, 2006 we closed a loan transaction pursuant to the terms and conditions of a Secured Promissory Note (which we refer to as the Note) with Longview Fund, LP (whom we refer to as Longview). We issued the Note in favor of Longview for the loan made by Longview to us in the aggregate principal amount of $1,500,000.00 (which we refer to as the Loan). The proceeds of the Loan will be used solely for working capital and general corporate purposes. The Note has an interest rate of 12% per annum. The Note has a maturity date of the earlier of (i) 180 days after the date of the Note. The Note Agreement contains customary representations and warranties and issued pursuant to other agreements, which include but are not limited to a Subscription Agreement and a Security Agreement. These other agreements contain representations and warranties of the Company, as well as affirmative and negative covenants imposed by us and accepted as obligations of the Company. Repayment of the Note is secured by a pledge of our assets pursuant to the Security Agreement executed by us in favor of Longview.

The Note, Security Agreement, and Subscription Agreement contain customary events of default, including nonpayment of principal, interest, fees or other amounts when due; violation of covenants, subject in certain cases to stated grace periods; the attachment or seizure of a material portion of our assets; the occurrence of certain bankruptcy events; the prevention by governmental authorities of the conduct of a material part of our business; the occurrence of certain payment defaults in respect of other indebtedness; the handing down of certain material judgments adverse to the Company; and inaccuracy of representations and warranties. If an event of default occurs and is continuing, we may be required to repay all amounts outstanding under the Note. Longview may elect to accelerate the maturity of amounts due under the Note upon the occurrence and during the continuation of an event of default. Longview may also elect, under certain circumstances, to convert amounts due under the Note into shares of our common stock.

A copy of the Note Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Subscription Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. A copy of the Security Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Warrants: As a condition to the closing of the Loan, Longview shall receive Warrants to acquire 450,000 shares of our common stock at an exercise price of $1.50 per share. The term of the Warrants is five (5) years from the date of the Loan. The Warrants may be exercised on a cash-less basis, meaning that Longview may exercise the Warrants by paying no cash and relying instead on the value of the shares underlying the Warrants. A copy of the Form of Common Stock Purchase Warrants issued as part of the Loan is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Securities Act Exemption: The securities issued pursuant to the Loan are being acquired by Longview in a transaction meeting the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of foreign purchasers, Regulation S under the Securities Act, and have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements. We have agreed to include the shares underlying the Warrants in a registration statement we are to file with the SEC covering the resale of the shares of common stock underlying the warrants.

Longview represented its intention to acquire the securities for investment only and not with a view toward distribution. Longview was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. The stock certificates, when issued, will have the appropriate legends affixed to the restricted stock.

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SECTION 2 - FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation

See the description of the Loan, including the terms and conditions of the Note issued in connection with the Loan, set out in Item 1.01 above, which description is incorporated in this Item 2.03 by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See the discussion of the acceleration of the maturity date of the note pursuant to the terms of the note and the Loan, set forth in Item 1.01 above, which discussion is incorporated in this Item 2.04 by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03	Material Modifications to Rights of Security Holders

Palisades Master Fund LP (whom we refer to as Palisades) is the owner of 4,000 shares of our Series A Convertible Preferred Stock. Our preferred stock is convertible into our common stock under certain circumstances. The conversion price for the preferred shares is required to be no less than the purchase price for any common stock we sell or the price at which any person is entitled to acquire our common stock. As a result of the Loan, the conversion price on the preferred shares will be reduced to $1.50 per share from the current conversion price of $2.50 per share. A direct result of the reduction in the conversion price will be to enable Palisades to increase the number of shares of our common stock they will receive upon conversion. Prior to the reduction in the conversion price, Palisades would have received 1,600,000 shares of our common stock upon conversion. As a result of the reduction in the conversion price, Palisades will now receive 2,666,667 shares of our common stock, for an increase of 1,066,667 shares of our common stock.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Note Agreement.

10.2	Subscription Agreement

10.3	Security Agreement

10.4	Common Stock Purchase Warrant

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ LEWIS JAFFE
LEWIS JAFFE, Chief Executive Officer

Date:  June 2, 2006